Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3, No. 33-58220; Form S-3D/A, No. 33-70212; Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475; Form S-3, No. 333-95525; Form S-3D, No. 333-113603; Form S-3D, No. 333-155666; Form S-3D, No. 333-208317; Form S-3ASR, No. 333-271038; Form S-4, No. 333-13429; Form S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8, No. 333-46337; Form S-8, No. 333-73143; Form S-8, No. 333-73145; Form S-8, No. 333-63738; Form S-8, No. 333-88832; Form S-8, No. 333-116367; Form S-8, No. 333-138209; Form S-8, No. 333-145817; Form S-8, No. 333-155570; Form S-8, No. 333-166639; Form S-8, No. 333-177593; Form S-8, No. 333-199301; Form S-8, No. 333-210461; and Form S-8, No. 333-217739) of Atmos Energy Corporation and in the related Prospectuses of our reports dated November 18, 2024, with respect to the consolidated financial statements of Atmos Energy Corporation and the effectiveness of internal control over financial reporting of Atmos Energy Corporation, included in this Annual Report (Form 10-K) for the year ended September 30, 2024.
/s/ ERNST & YOUNG LLP
Dallas, Texas
November 18, 2024